Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2024, relating to the consolidated financial statements of Hoth Therapeutics, Inc. as of and for the years ended December 31, 2023 and 2022.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

New York, New York

August 16, 2024